Exhibit 99.2

Risk factors

Except as otherwise specified or indicated by the context, references to “we,” “us,” “our” or the “company” are to The Marcus Corporation and its wholly owned subsidiaries.

The COVID-19 pandemic has had and will continue to have material adverse effects on our theatre and hotels and resorts businesses, results of operations, liquidity, cash flows, financial condition, access to credit markets and ability to service our existing and future indebtedness.

The COVID-19 pandemic has had an unprecedented impact on the world and both of our business segments. The situation continues to be volatile and the social and economic effects are widespread. As an operator of movie theatres, hotels and resorts, restaurants and bars, each of which consists of spaces where customers and guests gather in close proximity, our businesses are significantly impacted by protective actions that federal, state and local governments have taken to control the spread of the pandemic. These actions include, among other things, declaring national and state emergencies, encouraging social distancing, restricting freedom of movement and congregation, mandating non-essential business closures and/or capacity restrictions and issuing shelter-in-place, quarantine and stay-at-home orders.

As a result of these measures, we temporarily closed all of our theatres on March 17, 2020. As of August 28, 2020, we had reopened approximately 80% of our theatres, but seating capacity at our reopened theatres has been reduced in response to COVID-19, and we currently are generating significantly reduced revenues from our theatre operations. We also temporarily closed all of our hotel division restaurants and bars at approximately the same time and closed five of our eight company-owned hotels and resorts on March 24, 2020 due to a significant reduction in occupancy at those hotels. We announced the closing of our remaining three company-owned hotels on April 8, 2020. We re-opened four of our company-owned hotels (including several restaurants and bars) during June 2020 and reopened three of our four remaining company-owned hotels during our fiscal 2020 third quarter. As a result, as of September 3, 2020, we had reopened seven of our eight company-owned hotels and most of our managed hotels, though these properties are currently generating significantly reduced revenues.

Although we believe the remaining closure of our theatres and hotels is temporary, we cannot predict when the effects of the COVID-19 pandemic will subside or when our businesses will return to normal levels. The longer and more severe the pandemic, including repeat or cyclical outbreaks beyond the one we are currently experiencing, the more severe the adverse effects will be on our businesses, results of operations, liquidity, cash flows, financial condition, access to credit markets and ability to service our existing and future indebtedness.

Even when the COVID-19 pandemic subsides, we cannot guarantee that we will recover as rapidly as other industries. For example, it is unclear how quickly patrons will return to our theatres and hotels, which may be a function of continued concerns over safety and/or depressed consumer sentiment and discretionary income due to adverse economic conditions, including job losses, among other things. If customers do not perceive our response to the pandemic to be adequate, we could suffer damage to our reputation, which could adversely affect our businesses.

Furthermore, the effects of the pandemic on our businesses could be long-lasting and could continue to have material adverse effects on our businesses, results of operations, liquidity, cash flows and financial condition, and may materially adversely impact our ability to operate our businesses on the same terms as we conducted business prior to the pandemic. Significant impacts on our businesses caused by the COVID-19 pandemic may include, among others:

●	lack of availability of films in the short- or long-term, including as a result of (i) major film distributors releasing scheduled films on alternative channels or (ii) disruptions of film production;

●	decreased attendance at our theatres after they reopen, including due to (i) continued safety and health concerns or (ii) a change in consumer behavior in favor of alternative forms of entertainment;

●	reduced travel from our various leisure, business transient and group business customers;

●	cancellation of major events that were expected to benefit our hotels and resorts division;

●	our inability to negotiate favorable rent payment terms with our landlords in respect of those properties we lease;

●	unavailability of employees and/or their inability or unwillingness to conduct work under any revised work environment protocols;

●	increased risks related to employee matters, including increased employment litigation and claims relating to terminations or furloughs caused by theatre and hotel closures;

●	reductions, suspensions and delays to planned operating and capital expenditures which could result in difficulty obtaining certain growth objectives determined prior to COVID-19;

●	our temporary curtailment of certain investments and growth opportunities;

●	potential impairment charges;

●	our inability to generate significant cash flow from operations if our theatres and/or hotels and resorts continue to experience demand at levels significantly lower than historical levels, which could lead to a substantial increase in indebtedness and negatively impact our ability to comply with the financial covenants, if applicable, in our debt agreements;

●	our inability to access lending, capital markets and other sources of liquidity, if needed, on reasonable terms, or at all, or obtain amendments, extensions and waivers;

●	our inability to effectively meet our short- and long-term obligations; and

●	our inability to service our existing and future indebtedness.

Additionally, although we have sought and obtained, and intend to continue to seek, available benefits under the CARES Act, or any subsequent governmental relief bills, we cannot predict the manner in which any additional benefits under the CARES Act, or any subsequent governmental relief bills, will be allocated or administered and we cannot assure you that we will be able to access such benefits in a timely manner or at all. Accessing these benefits and our response to the COVID-19 pandemic have required our management team to devote extensive resources and are likely to continue to do so in the near future, which negatively affects our ability to implement our business plan and respond to opportunities.

The duration of the COVID-19 pandemic and related shelter-in-place and social distancing requirements and the level of customer demand following the relaxation of such requirements may materially adversely affect our financial results and condition.

As noted above, due to the COVID-19 pandemic, our operations at our theatres and hotels and resorts have been significantly restricted or suspended temporarily, and there is uncertainty as to when reopening our remaining closed facilities will be permitted and/or financially viable. Because we operate in several different jurisdictions, we may be able to reopen some, but not all, of our theatres and hotels and resorts within a certain timeframe. As we reopen our theatres, we are opening to capacity limitations. A reduction in capacity does not necessarily translate to an equal reduction in potential revenues as customers may shift their attendance to different days and times and we may increase seating capacity for certain blockbuster films by dedicating more auditoriums to that particular film. Fears and concerns regarding the COVID-19 pandemic could cause our customers to avoid assembling in public spaces for some time despite the relaxation of shelter-in-place and social distancing measures. In the event that any of our now re-opened properties were required to close once again, we would have no control over and cannot predict the length of the closure of or restrictions on our theatres and hotels and resorts due to the COVID-19 pandemic. If we are unable to generate revenues due to a prolonged period of closure or experience significant declines in our businesses volumes upon reopening, this would negatively impact our ability to remain in compliance with our debt covenants and meet our payment obligations. In such an event, we would either seek covenant waivers or attempt to amend our covenants, though there is no certainty that we would be successful in such efforts. If we are not successful in such efforts, our lenders could declare a default and require immediate repayment of amounts owing under our Closing Credit Agreement and senior notes, which would have a material adverse effect on our ability to operate our business. Additionally, we could seek additional liquidity through the issuance of new debt. Our ability to obtain additional financing and the terms of any such additional financing would depend in part on factors outside of our control, and we may be unable to obtain such additional financing on acceptable terms or at all.

The lack of both the quantity and audience appeal of motion pictures may adversely affect our financial results.

The financial results of our movie theatre business and the motion picture industry in general are heavily dependent on the general audience appeal of available films, together with studio marketing, advertising and support campaigns, factors over which we have no control. The relative success of our movie theatre business will continue to be largely dependent upon the quantity and audience appeal of films made available by the movie studios and other producers. Poor performance of films, a disruption in the production of films due to events such as a strike by actors, writers or directors, or a reduction in the marketing efforts of the film distributors to promote their films could have an adverse impact on our business and results of operations. Also, our quarterly results of operations are significantly dependent on the quantity and audience appeal of films that we exhibit during each quarter. As a result, our quarterly results may be unpredictable and somewhat volatile.

Our financial results may be adversely impacted by unique factors affecting the theatre exhibition industry, such as the shrinking video release window, the increasing piracy of feature films and the increasing use of alternative film distribution channels and other competing forms of entertainment.

Over the last decade, the average video release window, which represents the time that elapses from the date of a film’s theatrical release to the date a film is released to other channels, including streaming services, video on-demand (“VOD”) and DVD, has decreased from approximately six months to, in some cases, less than three months and in some more limited instances, films have been immediately released to such alternative channels without any theatrical release. In the past, more than one studio has discussed their interest in creating a new, shorter premium VOD window. We can provide no assurance that these release windows, which are determined by the film studios, will not shrink further, which could have an adverse impact on our movie theatre business and results of operations.

Piracy of motion pictures is prevalent in many parts of the world. Technological advances allowing the unauthorized dissemination of motion pictures increase the threat of piracy by making it easier to create, transmit and distribute high quality unauthorized copies of such motion pictures. The proliferation of unauthorized copies and piracy of motion pictures may have an adverse effect on our movie theatre business and results of operations.

We face competition for movie theatre patrons from a number of alternative motion picture distribution channels, such as DVD, network, cable and satellite television, video on-demand, pay-per-view television, digital downloads and streaming services. The number of streaming services has been increasing and, in some cases, streaming services are producing theatrical-quality original content that is bypassing the theatrical release window entirely. Periodically, internet ticketing intermediaries introduce services and products with the stated intention of increasing movie-going frequency. The actual impact these services and products may have on our relationship with the customer and our results of operations is unknown at this time. We also compete with other forms of entertainment competing for our patrons’ leisure time and disposable income such as concerts, amusement parks, sporting events, home entertainment systems, video games and portable entertainment devices such as MP3 players, tablet computers and smart phones. An increase in popularity of these alternative film distribution channels and competing forms of entertainment may have an adverse effect on our movie theatre business and results of operations.

A deterioration in relationships with film distributors could adversely affect our ability to obtain commercially successful films or increase our costs to obtain such films.

We rely on the film distributors for the motion pictures shown in our theatres. Our business depends to a significant degree on maintaining good relationships with these distributors. Deterioration in our relationships with any of the major film distributors could adversely affect our access to commercially successful films or increase our costs to obtain such films and adversely affect our business and results of operations. Because the distribution of motion pictures is in large part regulated by federal and state antitrust laws and has been the subject of numerous antitrust cases and consent decrees, we cannot ensure a supply of motion pictures by entering into long-term arrangements with major distributors. Rather, we must compete for licenses on a film-by-film and theatre-by-theatre basis and are required to negotiate licenses for each film and for each theatre individually. We are periodically subject to audits on behalf of the film distributors to ensure that we are complying with the applicable license agreements.

The relative industry supply of available rooms at comparable lodging facilities may adversely affect our financial results.

Historically, a material increase in the supply of new hotel rooms in a market can destabilize that market and cause existing hotels to experience decreasing occupancy, room rates and profitability. If such over-supply occurs in one or more of our major markets, we may experience an adverse effect on our hotels and resorts business and results of operations.

Adverse economic conditions in our markets may adversely affect our financial results.

Downturns or adverse economic conditions affecting the United States economy generally, and particularly downturns or adverse economic conditions in the Midwest and in our other markets, adversely affect our results of operations, particularly with respect to our hotels and resorts division. Poor economic conditions, including those resulting from the COVID-19 pandemic, can significantly adversely affect the demand of business and group travel customers, which are the largest customer segments for our hotels and resorts division. Specific economic conditions that may directly impact travel, including financial instability of air carriers and increases in gas and other fuel prices, may adversely affect our results of operations. Additionally, although our theatre business has historically performed well during economic downturns as consumers seek less expensive forms of out-of-home entertainment, a significant reduction in consumer confidence or disposable income in general may temporarily affect the demand for motion pictures or severely impact the motion picture production industry, which, in turn, may adversely affect our results of operations.

If the amount of sales made through third-party internet travel intermediaries increases significantly, consumer loyalty to our hotels could decrease and our revenues could fall.

We expect to derive most of our business from traditional channels of distribution. However, consumers now use internet travel intermediaries regularly. Some of these intermediaries are attempting to increase the importance of price and general indicators of quality (such as “four-star downtown hotel”) at the expense of brand/hotel identification. These agencies hope that consumers will eventually develop brand loyalties to their reservation system rather than to our hotels. If the amount of sales made through internet travel intermediaries increases significantly and consumers develop stronger loyalties to these intermediaries rather than to our hotels, we may experience an adverse effect on our hotels and resorts business and results of operations.

Each of our business segments and properties experience ongoing intense competition.

In each of our businesses we experience intense competition from national, regional and local chain and franchise operations, some of which have substantially greater financial and marketing resources than we have. Most of our facilities are located in close proximity to other facilities which compete directly with ours. The motion picture exhibition industry is fragmented and highly competitive with no significant barriers to entry. Theatres operated by national and regional circuits and by small independent exhibitors compete with our theatres, particularly with respect to film licensing, attracting patrons and developing new theatre sites. Moviegoers are generally not brand conscious and often choose a theatre based on its location, its selection of films and its amenities. With respect to our hotels and resorts division, our ability to remain competitive and to attract and retain business and leisure travelers depends on our success in distinguishing the quality, value and efficiency of our lodging products and services from those offered by others. If we are unable to compete successfully in either of our divisions, this could adversely affect our results of operations.

We may not achieve the expected benefits and performance of our strategic initiatives and acquisitions.

Our key strategic initiatives in our theatre and hotels and resorts divisions often require significant capital expenditures to implement. We expect to benefit from revenue enhancements and/or cost savings as a result of these initiatives. However, there can be no assurance that we will be able to generate sufficient cash flow from these initiatives to provide the return on investment we anticipated from the required capital expenditures.

There also can be no assurance that we will be able to generate sufficient cash flow to realize anticipated benefits from any strategic acquisitions that we may enter into, including our acquisition of the Movie Tavern business. Although we have a history of successfully integrating acquisitions into our existing theatre and hotels and resorts businesses, any acquisition may involve operating risks, such as (1) the difficulty of assimilating and integrating the acquired operations and personnel into our current business; (2) the potential disruption of our ongoing business; (3) the diversion of management’s attention and other resources; (4) the possible inability of management to maintain uniform standards, controls, policies and procedures; (5) the risks of entering markets in which we have little or no expertise; (6) the potential impairment of relationships with employees; (7) the possibility that any liabilities we may incur or assume may prove to be more burdensome than anticipated; and (8) the possibility the acquired property or properties do not perform as expected.

Our businesses are heavily capital intensive and preopening and start-up costs, increasing depreciation expenses and impairment charges may adversely affect our financial results.

Both our movie theatre and hotels and resorts businesses are heavily capital intensive. Purchasing properties and buildings, constructing buildings, renovating and remodeling buildings and investing in joint venture projects all require substantial upfront cash investments before these properties, facilities and joint ventures can generate sufficient revenues to pay for the upfront costs and positively contribute to our profitability. In addition, many growth opportunities, particularly for our hotels and resorts division, require lengthy development periods during which significant capital is committed and preopening costs and early start-up losses are incurred. We expense these preopening and start-up costs as incurred. As a result, our results of operations may be adversely affected by our significant levels of capital investments. Additionally, to the extent we capitalize our capital expenditures, our depreciation expenses may increase, thereby adversely affecting our results of operations. Several of our hotels are scheduled for reinvestment in the next two to three years.

We periodically consider whether indicators of impairment of long-lived assets held for use are present. Demographic changes, economic conditions and competitive pressures may cause some of our properties to become unprofitable. Deterioration in the performance of our properties could require us to recognize impairment losses, thereby adversely affecting our results of operations.

Our ability to identify suitable properties to acquire, develop and manage will directly impact our ability to achieve certain of our growth objectives.

A portion of our ability to successfully achieve our growth objectives in both our theatre and hotels and resorts divisions is dependent upon our ability to successfully identify suitable properties to acquire, develop and manage. Failure to successfully identify, acquire and develop suitable and successful locations for new lodging properties and theatres will substantially limit our ability to achieve these important growth objectives.

Our ability to identify suitable joint venture partners or raise investment funds to acquire, develop and manage hotels and resorts will directly impact our ability to achieve certain of our growth objectives.

In addition to acquiring or developing hotels and resorts or entering into management contracts to operate hotels and resorts for other owners, we have from time to time invested, and expect to continue to invest, in such projects as a joint venture partner. We have also indicated that we may act as an investment fund sponsor in order to acquire additional hotel properties. A portion of our ability to successfully achieve our growth objectives in our hotels and resorts division is dependent upon our ability to successfully identify suitable joint venture partners or raise investments funds to acquire, develop and manage hotels and resorts. Failure to successfully identify suitable joint venture partners or raise equity for an investment fund will substantially limit our ability to achieve these growth objectives.

Adverse economic conditions, including disruptions in the financial markets, may adversely affect our ability to obtain financing on reasonable and acceptable terms, if at all, and impact our ability to achieve certain of our growth objectives.

We expect that we will require additional financing over time, the amount of which will depend upon a number of factors, including the number of theatres and hotels and resorts we acquire and/or develop, the amount of capital required to refurbish and improve existing properties, the amount of existing indebtedness that requires repayment in a given year and the cash flow generated by our businesses. Downturns or adverse economic conditions affecting the United States economy generally, and the United States equity and credit markets specifically, may adversely impact our ability to obtain additional short-term and long-term financing on reasonable terms or at all, which would negatively impact our liquidity and financial condition. As a result, a prolonged downturn in the equity or credit markets would also limit our ability to achieve our growth objectives.

Investing through partnerships or joint ventures decreases our ability to manage risk.

Joint venture partners may have shared control or disproportionate control over the operation of our joint venture assets. Therefore, our joint venture investments may involve risks such as the possibility that our joint venture partner in an investment might become bankrupt or not have the financial resources to meet its obligations, or have economic or business interests or goals that are inconsistent with our business interests or goals, or be in a position to take action contrary to our instructions or requests or contrary to our policies or objectives. Consequently, actions by our joint venture partners might subject hotels and resorts owned by the joint venture to additional risk. Further, we may be unable to take action without the approval of our joint venture partners. Alternatively, our joint venture partners could take actions binding on the joint venture without our consent.

Our properties are subject to risks relating to acts of God, terrorist activity and war and any such event may adversely affect our financial results.

Acts of God, natural disasters, war (including the potential for war), terrorist activity (including threats of terrorist activity), incidents of violence in public venues such as hotels and movie theatres, epidemics (such as COVID-19, SARs, bird flu and swine flu), travel-related accidents, as well as political unrest and other forms of civil strife and geopolitical uncertainty may adversely affect the lodging and movie exhibition industries and our results of operations. Terrorism or other similar incidents may significantly impact business and leisure travel or consumer choices regarding out-of-home entertainment options and consequently demand for hotel rooms or movie theatre attendance may suffer. In addition, inadequate preparedness, contingency planning, insurance coverage or recovery capability in relation to a major incident or crisis may prevent operational continuity and consequently impact the reputation of our businesses.

We rely on our information systems to conduct our business, and any failure to protect our information systems and other confidential information against cyber attacks or other information security breaches or any failure or interruption to the availability of our information systems could have a material adverse effect on our business.

The operation of our business depends on the efficient and uninterrupted operation of our and our service providers’ information technology systems. Our information technology systems, and those of our service providers, may become unavailable or may fail to perform as anticipated, for any reason, including cyber attacks, loss of power, or human error. Information security risks have generally increased in recent years because of the proliferation of new technologies and the increased sophistication and activities of perpetrators of cyber attacks. Our and our service providers’ information technology systems have experienced, and may experience in the future, cyber attacks and other security incidents, and any significant interruption in or failure of our information systems, or those of our service providers, or any breach of our or their information systems or other confidential information could disrupt our business, result in the disclosure or misuse of confidential or proprietary information, damage our reputation, expose us to litigation, increase our costs or cause losses. As cyber and other information security threats continue to evolve, we may be required to expend additional resources to continue to enhance our information security measures or to investigate and remediate any information security vulnerabilities.

Additionally, the legal and regulatory environment surrounding information security and privacy in the United States is constantly evolving. Violation or non-compliance with any of these laws or regulations, contractual requirements relating to data security and privacy, or with our own privacy and security policies, either intentionally or unintentionally, or through the acts of intermediaries could have a material adverse effect on our brands, reputation, business, financial condition and results of operations, as well as subject us to significant fines, litigation, losses, third-party damages and other liabilities.

Recalls of food products and associated costs could adversely affect our reputation and financial condition.

We may be found liable if the consumption of any of the food products we sell in our theatres or hotels causes illness or injury. We are also subject to recalls by product manufacturers or if food products become contaminated. Recalls could result in losses due to the cost of the recall, the destruction of the product and lost sales due to the unavailability of the product for a period of time.

We are subject to substantial government regulation, which could entail significant cost.

We are subject to various federal, state and local laws, regulations and administrative practices affecting our business, and we must comply with provisions regulating health and sanitation standards, equal employment, environmental, and licensing for the sale of food and alcoholic beverages. Our properties must also comply with Title III of the Americans with Disabilities Act of 1990 (the “ADA”). Compliance with the ADA requires that public accommodations “reasonably accommodate” individuals with disabilities and that new construction or alterations made to “commercial facilities” conform to accessibility guidelines unless “structurally impracticable” for new construction or technically infeasible for alterations. Non-compliance with the ADA could result in the imposition of injunctive relief, fines or an award of damages to private litigants or additional capital expenditures to remedy such noncompliance. Changes in existing laws or implementation of new laws, regulations and practices could also have a significant impact on our business. For example, a significant portion of our staff level employees are part time workers who are paid at or near the applicable minimum wage in the relevant jurisdiction. Increases in the minimum wage and implementation of reforms requiring the provision of additional benefits would increase our labor costs.

We are subject to complex taxation and could be subject to changes in our tax rates, the adoption of new tax legislation or exposure to additional tax liabilities.

We are subject to different forms of taxation in the federal, state and local jurisdictions where we operate. Current economic and political conditions make tax rates in any jurisdiction subject to significant change. Our future effective tax rate could be affected by changes in the mix of earnings in jurisdictions with differing tax rates, changes in the valuation of deferred tax assets and liabilities, or changes in tax laws or their interpretation. In addition, the tax authorities may not agree with the determinations we have made and such disagreements could result in lengthy legal disputes and, ultimately, in the payment of additional amounts for tax, interest and penalties. If our effective tax rate were to increase, or if the ultimate determination of our taxes owed in the U.S. or any of our jurisdictions is for an amount in excess of amounts previously accrued, our operating results, cash flows and financial condition could be adversely affected.

Our business and operations could be negatively affected if we become subject to any securities litigation or shareholder activism, which could cause us to incur significant expense, hinder execution of our business strategy and impact our stock price.

While we are currently not subject to any securities litigation or shareholder activism, due to the potential volatility of our stock price and for a variety of other reasons, we may in the future become the target of securities litigation or shareholder activism. Securities litigation and shareholder activism, including potential proxy contests, could result in substantial costs and divert the attention of our management and board of directors and resources from our business. Additionally, such securities litigation and shareholder activism could give rise to perceived uncertainties as to our future, adversely affect our relationships with service providers and make it more difficult to attract and retain qualified personnel. Also, we may be required to incur significant legal fees and other expenses related to any securities litigation or activist shareholder matters. Further, our stock price could be subject to significant fluctuation or otherwise be adversely affected by the events, risks and uncertainties of any securities litigation or shareholder activism.

Adverse weather conditions, particularly during the winter in the Midwest and in our other markets, may adversely affect our financial results.

Poor weather conditions adversely affect business and leisure travel plans, which directly impacts our hotels and resorts division. In addition, theatre attendance on any given day may be negatively impacted by adverse weather conditions. In particular, adverse weather during peak movie-going weekends or holiday periods may negatively affect our results of operations. Adverse winter weather conditions may also increase our snow removal and other maintenance costs in both of our divisions.

Our results are seasonal, resulting in unpredictable and varied quarterly results.

Our first fiscal quarter typically produces the weakest operating results in our hotels and resorts division due primarily to the effects of reduced travel during the winter months. Our second and third fiscal quarters often produce our strongest operating results because these periods coincide with the typical summer seasonality of the movie theatre industry and the summer strength of the lodging business. Due to the fact that the week between Christmas and New Year’s Eve is historically one of the strongest weeks of the year for our theatre division, the specific timing of the last Thursday in December has an impact on the results of our fiscal first and fourth quarters in that division, particularly when we have a 53-week year.